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                                                                    EXHIBIT 23.3


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
DigitalThink, Inc.:

         We consent to the use of our report dated August 17, 2001, except as to note 14, which is as of October 15, 2001, with respect to the consolidated balance sheets of LearningByte International, Inc. and subsidiaries as of March 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the fiscal years in the three-year period ended March 31, 2001, which report appears in the Form 8-K/A of DigitalThink, Inc. dated October 26, 2001 incorporated by reference in Amendment No. 1 to this Registration Statement of DigitalThink, Inc. on Form S-3 and to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ KPMG LLP

Minneapolis, Minnesota
December 7, 2001




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